Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Asset Allocation Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             14,146,966        11.61


     Class B      0                 0.00             22,478,611        11.52


     Class C      0                 0.00             17,929,549        11.35


     Class I      0                 0.00             2,377,800         11.64





     Evergreen Balanced Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      6,788,416         0.07             91,221,479        7.55


     Class B      603,525          0.05             12,859,941        7.55


     Class C      82,938            0.05             1,808,972         7.56


     Class I      2,574,092         0.08             33,995,562        7.52


     Evergreen Foundation Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      2,223,799         0.09             25,317,188        15.14


     Class B      1,042,795         0.03             32,076,201        15.06


     Class C      232,870           0.03             7,102,649         15.05


     Class I      2,220,346         0.11             20,030,375        15.14